KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499

Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees SEI
Insurance Products Trust:
In planning and performing our audit of the
financial statements of SEI Insurance Products
Trust, comprised of VP Defensive Strategy Fund, VP
Conservative Strategy Fund, VP Moderate Strategy
Fund, VP Market Plus Strategy Fund, VP Balanced
Strategy Fund, and VP Market Growth Strategy Fund
(collectively, the Funds) as of and for the year
ended December 31, 2017, in accordance with the
standards of the Public Company Accounting
Oversight Board (United States), we considered the
Funds internal control over financial reporting,
including controls over safeguarding securities,
as a basis for designing our auditing procedures
for the purpose of expressing our opinion on the
financial statements and to comply with the
requirements of Form N-         SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Funds internal control over
financial reporting. Accordingly, we express no
such opinion.
Management of the Funds is responsible for
establishing and maintaining effective internal
control over   financial reporting. In fulfilling
this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the
Board of Trustees of SEI Insurance Products Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

KPMG LLP
Philadelphia, Pennsylvania
February 15, 2018